As filed with the Securities and Exchange Commission on August 27, 2009

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation or organization)

93-0572810
(I.R.S. Employer Identification Number)

360 East Jackson Street
Medford, Oregon 97501
(541) 776-6401
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sidney B. DeBoer
Lithia Motors, Inc.
360 East Jackson Street
Medford, Oregon 97501
(541) 776-6401
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:
Kenneth E. Roberts, Esq.
Roberts Kaplan LLP
601 SW Second Avenue, Suite 1800
Portland, Oregon 97204
(503) 221-0607

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [__]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [__]

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐
Accelerated filer ☒
Non-accelerated filer ☐(Do not check if a smaller reporting company)
Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum	Amount of
Title of each class of securities to be	Amount to be	offering price per	aggregate offering	registration
registered	registered (1)(2)	unit (1)(2)	price(2)	fee(3)

Class A Common Stock
Preferred Stock
Warrants
Debt Securities
Units (4)
Stock Purchase Contracts
Depositary Shares(5)
Total	$100,000,000		$100,000,000	$5,580

(1) An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Also includes an indeterminate number of shares of Class A common stock, preferred stock or debt securities as may be issued by the Registrant upon conversion, exercise or exchange of any securities that provide for such issuance, or that may from time to time become issuable by reason of any stock split, stock dividend or similar transaction, for which no separate consideration will be received by the Registrant. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $100,000,000. Any securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2) Pursuant to General Instruction II.D of Form S-3, information as to each class of securities to be registered is not specified.

(3) Calculated on the basis of the maximum aggregate offering price of all the securities listed above in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4) Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.

(5) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of debt securities or preferred stock and will be evidenced by a depositary receipt.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

     This registration statement contains a form of base prospectus to be used in connection with offerings of the following securities of Lithia Motors, Inc.:

  Class A common stock;

  preferred stock;

  warrants;

  debt securities;

  units;

  stock purchase contracts; and

  depositary shares.

     Each offering of securities made under this registration statement will be made pursuant to this prospectus, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

$100,000,000

[LITHIA LOGO]

LITHIA MOTORS, INC.

Class A Common Stock
Preferred Stock
Warrants
Debt Securities
Units
Stock Purchase Contracts
Depositary Shares

     We may from time to time offer to sell, together or separately, Class A common stock, preferred stock, warrants, debt securities, units, stock purchase contracts or depositary shares. These securities may be convertible, exercisable or exchangeable for Class A common stock, preferred stock or debt securities. The debt securities may consist of debentures, notes or other types of debt.

     We will provide the specific terms of these securities in supplements to this prospectus at the time of offering. You should read this prospectus, the applicable prospectus supplement, any free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     Our Class A common stock is listed on the New York Stock Exchange under the symbol “LAD.” On August 27, 2009, the closing price of our Class A common stock on The New York Stock Exchange was $14.15 per share. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

     We may offer securities through underwriters or dealers, by us directly, through agents or through a combination of any of these methods of sale. The prospectus supplement for an offering of securities will describe in detail the plan of distribution for that offering.

     Investing in our securities involves risks. Please refer to the “Risk Factors” section of this prospectus beginning on page 3, our Securities Exchange Act of 1934 filings and the applicable prospectus supplement before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 27, 2009.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Lithia Motors, Inc. filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, Class A common stock, preferred stock, warrants, debt securities, units, stock purchase contracts or depositary shares in one or more offerings. We may also issue Class A common stock, preferred stock or debt securities upon conversion, exercise or exchange of any of the securities mentioned above.

     This prospectus provides you with a general description of the securities that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

     All references to “Lithia,” “company,” “we,” “our” and “us” in this prospectus refer to Lithia Motors, Inc. and its subsidiaries, except where the context otherwise requires or as otherwise indicated.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

     The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come, should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

     You should rely only on the information incorporated by reference or presented in this prospectus or an applicable prospectus supplement. Neither we, nor any underwriters, dealers or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Lithia and the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

  This prospectus, which explains the general terms of the securities we may offer;

  The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

  The documents referred to in “Where You Can Find More Information.”

Lithia Motors, Inc.

     We are a leading operator of automotive franchises and retailer of new and used vehicles and services. We sell new and used cars and light trucks; sell replacement parts; provide vehicle maintenance, warranty, paint and repair services; and arrange related financing, service contracts, protective products and credit insurance for our automotive customers. We were founded in 1946 and incorporated in 1968.

     As of June 30, 2009, we had consolidated total assets of $938.2 million, total liabilities of $680.6 million and total shareholders’ equity of $257.6 million. Our principal executive offices are located at 360 E. Jackson Street, Medford, Oregon 97501. Our telephone number at this location is (541) 776-6401. Our website is located at http://www.lithia.com. The information contained on our website is not a part of this prospectus.

The Securities We May Offer

We may use this prospectus to offer:

  Class A common stock;

  preferred stock;

  warrants;

  debt securities;

  units;

  stock purchase contracts; and

  depositary shares

  prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

Class A Common Stock

     We may issue Class A common stock, no par value per share. Holders of Class A common stock are entitled to receive dividends if, when and as declared by our Board of Directors. Each holder of Class A common stock is entitled to one vote per share and has no preemptive rights or cumulative voting rights.

Preferred Stock

     We may issue one or more series of preferred stock with various terms to be established by our Board of Directors. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Lithia, voting rights, conversion rights and how and when dividends will be paid on the series of preferred stock.

Warrants

     We may issue warrants independently or together with any securities. Warrants are securities pursuant to which we may sell or purchase Class A common stock, preferred stock, debt securities or any combination of these securities. We will issue any warrants under separate warrant agreements.

Debt Securities

     We may issue several different types of debt securities, including debentures, notes or other types of debt. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities. We may issue senior and subordinated debt, including subordinated and junior subordinated debt securities, directly or under separate indentures to be entered into by and between us and a qualified trustee selected by us. Debt securities may be convertible into our Class A common stock or preferred stock, as described in the applicable prospectus supplement.

Units

     We may issue units comprised of shares of Class A common stock, shares of preferred stock, warrants, one or more debt securities, stock purchase contracts and depository shares in any combination.

Stock Purchase Contracts

     We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of Class A common stock, preferred stock, warrants or depositary shares or other security or property at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral arrangements.

Depositary Shares

     We may issue depositary shares representing fractional shares of debt securities or preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between us and a bank or trust company.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

     The following table shows the ratio of earnings to combined fixed charges for us and our consolidated subsidiaries for the dates indicated.

(Dollars in Thousands)
Six Months Ended
	June 30,		Year Ended December 31,
	2009	2008	2008	2007	2006	2005	2004
Ratio of earnings to combined fixed charges:	1.4x	(294,424)[1]	(292,127)[1]	1.7x	2.2x	3.8x	3.8x

(1)	Reflects deficiency of earnings available to cover fixed charges. Because of the deficiency, ratio information is not provided.

     For purposes of these ratios, “earnings” consist of income from continuing operations before income taxes and fixed charges, and “fixed charges” consist of interest expense on indebtedness and the interest component of rental expense for capital lease obligations, and amortization of debt discount and issuance expenses.

     We did not have any preferred stock outstanding for the periods presented above, and therefore the ratios of earnings to combined fixed charges and preferred stock dividends would be the same as the ratios of earnings to combined fixed charges presented above.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov as well as our own website at http://www.lithia.com/index.cfm?action=dealerlink&Link=1016263. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements may include statements that expressly or implicitly predict future results, performance or events. Statements other than statements of historical fact are forward-looking statements. The words “anticipates,”

“expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning identify forward-looking statements. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond our control. You should carefully consider those risks and uncertainties including those set forth in filings with the SEC, this prospectus and the applicable prospectus supplement. Factors that might cause actual results to differ materially from those presented include, without limitation:

  Restructuring of operations, including in bankruptcy, by any of the vehicle manufacturers we represent;

  Conditions in the United States economy and credit markets;

  Demand for new and used vehicles in our market areas;

  The continued viability of flooring sources for new and used vehicle inventories;

  Our restructuring plan to reduce operating losses, exposure to domestic brands and debt levels;

  Consumer incentives, warranties and marketing programs of vehicle manufacturers;

  Volatility in vehicle fuel prices;

  Disruption or change in our relationships with vehicle manufacturers;

  Import product restrictions and foreign trade risks;

  Compliance with federal, state and local regulations, including consumer, environmental, health or safety regulations;

  Our operating losses, indebtedness and lease obligations;

  The loss of key personnel or the failure to attract additional qualified management personal; and

  Actions of our largest shareholder, which has the ability to exert sole voting control of our company.

     There are other factors that could cause actual results to differ materially from those contemplated by forward-looking statements. We do not intend to update any factors or to publicly announce revisions to any of our forward-looking statements. Readers should consider any forward-looking statements in light of this explanation, and we caution readers about relying on forward-looking statements.

USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including, without limitation:

  investments in or advances to our existing or future subsidiaries;

  financing possible acquisitions;

  repayment of obligations that have matured;

  reducing or refinancing debt; and

  working capital.

     Until the net proceeds have been used, we may temporarily invest net proceeds in short-term securities. We will disclose any proposal to use the net proceeds from any securities offering in connection with an acquisition in the prospectus supplement relating to such offering.

DETERMINATION OF OFFERING PRICE

     The applicable prospectus supplement will describe the various factors considered in determining the conversion, exercise or exchange price of any offered securities.

PLAN OF DISTRIBUTION

We may sell offered securities in any of the following ways:

  to or through underwriters or dealers;

  by us directly;

  through agents; or

  through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways we sell specific securities, including the names of any underwriters, dealers or agents, and details of the pricing of the securities, as well as the commissions, concessions or discounts we grant the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

DESCRIPTION OF CAPITAL STOCK

     This section describes the general terms and provisions of the shares of our common and preferred stock based on the provisions of our Restated Articles of Incorporation, Amended and Restated Bylaws and applicable provisions of the Oregon Business Corporation Act (“OBCA”). This description is not complete and is subject to, and is qualified in its entirety by reference to our Restated Articles of Incorporation, Amended and Restated Bylaws and the OBCA.

     The prospectus supplement will describe the specific terms of the Class A common stock or preferred stock offered through that prospectus supplement, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Lithia, voting rights, conversion rights and how and when dividends will be paid on the series of preferred stock. We may make sales of Class A common stock from time to time at prevailing market prices directly or through a designated agent. We may also offer Class A common stock or preferred stock upon the conversion, exercise or exchange of preferred stock, debt securities, warrants, stock purchase contracts or depositary shares. Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our Class A and Class B common stock.

Authorized Capital Stock

     Our authorized capital stock consists of 100,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock and 15,000,000 shares of preferred stock, each with no par value.

Common Stock

     Each share of common stock is designated as either Class A common stock or Class B common stock. As of August 27, 2009, there were 17,395,711 shares of Class A common stock outstanding and 3,762,231 shares of Class B common stock outstanding. All shares of the outstanding Class B common stock are held by Lithia Holding Company, LLC (“Lithia Holding”).

Voting

     Holders of Class B common stock are entitled to ten votes for each share held, while holders of Class A common stock are entitled to one vote for each share held. The Class A and Class B common stock vote together as a single class on all matters submitted to a vote of shareholders, including the election of directors. The OBCA, however, entitles either the Class A or Class B common stock to vote as a separate voting group on any proposed amendment of our Restated Articles of Incorporation requiring shareholder approval if the proposed amendment would:

  increase or decrease the aggregate number of authorized shares of the class;

  effect an exchange or reclassification of all or part of the shares of the class into shares of another class;

  effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of the class;

  change the designation, rights, preferences or limitations of all or part of the shares of the class;

  change the shares of all or part of the class into a different number of shares of the same class;

  create a new class of shares having rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

  increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or to dissolution that are prior, superior or substantially equal to the shares of the class;

  limit or deny an existing preemptive right of all or part of the shares of the class; or

  cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of the class.

     Shares of the two classes of common stock do not have cumulative voting rights with respect to the election of directors.

     As of August 27, 2009, Lithia Holding holds shares of Class B common stock controlling 68% of the aggregate number of votes eligible to be cast by shareholders for the election of directors and on all other actions to be taken by the shareholders, except as noted above. Accordingly, Lithia Holding controls the election of our Board of Directors and is in a position to control the policies and operations of our company. Currently, Sidney B. DeBoer, our Chairman and Chief Executive Officer, is the sole managing member of Lithia Holding, and can direct the voting of all Class B common stock.

Dividends and Other Rights

     Subject to the preferences applicable to any preferred stock outstanding at the time, holders of shares of common stock are entitled to dividends if, when and as declared by the Board of Directors from funds legally available therefor, and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities and preferred stock preferences, if any. Each share of Class A and Class B common stock is treated equally with respect to dividends and distributions.

     The OBCA allows an Oregon business corporation to make a distribution, including payment of dividends, only if, after giving effect to the distribution, in the judgment of the board of directors: (a) the corporation would be able to pay its debts as they become due in the usual course of business; and (b) the corporation’s total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. From time to time, our credit facilities may restrict or prohibit the paying of dividends without our lender’s consent.

     No additional shares of Class B common stock can be issued without the prior approval of shareholders holding a majority of all Class A common stock outstanding, except in conjunction with stock splits, stock dividends, reclassification and similar transactions and events regarding the Class A common stock that would otherwise have the effect of changing conversion rights of the Class B common stock relative to the Class A common stock.

     Holders of common stock have no preemptive rights nor rights to subscribe for additional securities. Shares of common stock are not redeemable and there are no sinking fund provisions. Shares of Class A common stock are not convertible into any other series or class of our securities. Subject to adjustments for stock splits, stock dividends, reclassification and similar transactions and events, each share of Class B common stock is freely convertible into one share of Class A common stock at the option of the holder. Each share of Class B common stock shall automatically convert to shares of Class A common stock on a share-for-share basis on the earliest record date for an annual meeting of our shareholders on which the number of shares of Class B common stock outstanding is less than 1% of the total number of shares of common stock outstanding.

     Shares of Class B common stock may not be transferred to third parties except for transfers to certain family members and in other limited circumstances. Any purported transfer of Class B common stock to a person who is not a permitted transferee under our Restated Articles of Incorporation is automatically void.

Transfer Agent; Listing

     The transfer agent and registrar for the Class A common stock is Computershare Trust Company, Inc., Golden, Colorado. Our outstanding shares of Class A common stock are listed on The New York Stock Exchange under the symbol “LAD.”

Preferred Stock

     As of August 27, 2009, there were no shares of our preferred stock outstanding. The Board of Directors may, without further action of our shareholders, issue shares of preferred stock in one or more series and fix the rights and preferences thereof, including the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption and sinking fund provisions, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, and increase or decrease the number of shares of any such series (but not below the number of such shares then outstanding). The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. Issuance of preferred stock provides desirable flexibility in connection with acquisitions, raising capital or other corporate purposes. However, our Board of Directors, without further shareholder approval, can issue preferred stock with voting and conversion rights that would adversely affect the voting power and other rights of the holders of common stock.

Anti-Takeover Effects

     Certain provisions of Oregon law and our Restated Articles of Incorporation, summarized in the following paragraphs, may have anti-takeover effects and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders, and may make removal of the incumbent management and directors more difficult.

Class B Common Shares

     Our Restated Articles of Incorporation provide for Class A and Class B common stock. A holder of Class B common stock is entitled to ten votes for each share held, while a holder of Class A common stock is entitled to one vote per share held. On most matters, the Class A and Class B common stock vote together as a single class, including the election of our Board of Directors and the approval of any merger. Lithia Holding holds all of the outstanding shares of our Class B common stock, which control approximately 68% of the aggregate number of votes eligible to be cast by shareholders. Therefore, Lithia Holding controls the election of our Board of Directors, and is in a position to control the policies and operations of our company and can reject any merger or acquisition proposal. In addition, because Sidney B. DeBoer, our Chairman and Chief Executive Officer, is the sole managing member of Lithia Holding, he currently controls and will continue to control all of the outstanding Class B common stock, thereby allowing him to control our company. So long as at least 16 2/3% of the total shares outstanding are shares of Class B common stock, the holders of Class B common stock will be able to control all matters requiring approval of 66 2/3% or less of the aggregate number of votes.

Authorized Shares

     Our Restated Articles of Incorporation authorize the issuance of 100,000,000 shares of Class A common stock. The Class A common shares that are authorized but unissued provide our Board of Directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of us.

     In addition, our Restated Articles of Incorporation authorize the issuance of “blank check” voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of shareholders, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Oregon Control Share Act

     We are subject to the Oregon Control Share Act, under which a person who acquires voting stock in a transaction which results in such person holding more than 20%, 33 1/3% or 50% of the total voting power cannot vote the shares it acquires in the acquisition unless voting rights are accorded to such control shares by the holders of a majority of the outstanding voting shares, excluding the control shares held by such person and shares held by our officers and inside directors, and by the holders of a majority of the outstanding voting shares, including shares held by our officers and inside directors. This vote would be required at the time an acquiring person's holdings exceed 20% of the total voting power, and again at the time the acquiring person's holdings exceed 33 1/3% and 50%, respectively. An acquiring person can include persons acting as a group. A transaction in which voting power is acquired solely by receipt of an immediately revocable proxy does not constitute an acquisition covered by the provisions of the OBCA described here. The acquiring person may, but is not required to, submit to us an “Acquiring Person Statement” setting forth certain information about the acquiring person and its plans with respect to us. The Acquiring Person Statement may also request that we call a special meeting of shareholders to determine whether the control shares will be allowed to retain voting rights. If the acquiring person does not request a special meeting of shareholders, the issue of voting rights of control shares will be considered at the next annual meeting or special meeting of shareholders that is held more than 60 days after the date of the acquisition of control shares. If the acquiring person’s control shares are accorded voting rights and represent a majority or more of all voting power, shareholders who do not vote in favor of the restoration of such voting rights will have the right to receive the appraised “fair value” of their shares, which may not be less than the highest price paid per share by the acquiring person for the control shares.

Oregon Business Combination Act

     We are also subject to the Oregon Business Combination Act, which generally provides that in the event a person or entity acquires 15% or more of our voting stock, we and such person or entity, or any affiliated entity, may not engage in the following business combination transactions for a period of three years following the date the person acquired 15% or more of the voting stock:

  a merger or plan of share exchange;

  any sale, lease, mortgage or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of our assets or outstanding capital stock; and

  transactions that result in the issuance of our capital stock to the shareholder that acquired 15% or more of the voting stock.

These restrictions do not apply if:

  the shareholder that acquired 15% or more of the voting stock, as a result of such acquisition, owns at least 85% of our outstanding voting stock disregarding shares owned by directors who are also officers and certain employee benefit plans;

  our Board of Directors approves the share acquisition or business combination before the shareholder acquired 15% or more of our voting stock; or

  our Board of Directors and the holders of at least two-thirds of our outstanding voting stock, disregarding shares owned by the shareholder that acquired 15% or more of the voting stock, approve the transaction after the shareholder acquires 15% or more of our voting stock.

     The Oregon Control Share Act and the Oregon Business Combination Act will have the effect of encouraging any potential acquirer to negotiate with our Board of Directors and will also discourage potential acquirers unwilling to comply with the provisions of these laws. An Oregon corporation may provide in its articles of incorporation or bylaws that the laws described above do not apply to its shares. We have not adopted such a provision and do not currently intend to do so. These laws may make us less attractive for takeover, and thus shareholders may not benefit from a rise in the price of our Class A common stock that a takeover could cause.

DESCRIPTION OF WARRANTS

     We may issue warrants in one or more series to purchase Class A common stock, preferred stock, debt securities, depositary shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

     The particular terms of the warrants that are offered by us will be described in a prospectus supplement. The prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

  the title of the warrants;

  the total number of warrants to be issued;

  the consideration for which we will issue the warrants and the aggregate amount of securities purchasable upon exercise of the warrants;

  anti-dilution provisions to adjust the number of our securities to be delivered upon exercise of the warrants;

  the designation and terms of the underlying securities purchasable upon exercise of the warrants;

  the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants;

  the dates on which the right to exercise the warrants will commence and expire;

  the procedures and conditions relating to the exercise of the warrants;

  whether the warrants will be in registered or bearer form;

  information with respect to book-entry registration and transfer procedures, if any;

  the minimum or maximum amount of warrants that may be exercised at any one time;

  the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

  the date on and after which the warrants and securities issued with the warrants will be separately transferable;

  a discussion of material United States federal income tax considerations;

  redemption or call provisions, if any;

  the identity of the warrant agent; and

  any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

     You should keep in mind, however, that it is the warrants, the agreement relating to the warrants and the warrant certificates, and not the summaries in such prospectus supplement, which define your rights as a holder of such warrants. You should carefully read these documents for a full description of the terms of such warrants. A copy of the form of warrant agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of this document.

DESCRIPTION OF DEBT SECURITIES

     We may issue several different types of debt securities, including senior debt securities, subordinated debt securities, junior subordinated debt securities, debentures, notes or other types of debt. We will issue debt securities under separate indentures to be entered into by and between us and a qualified trustee selected by us.

     A prospectus supplement will describe specific terms relating to the series of debt securities then being offered. Debt securities may be convertible into our Class A common stock or preferred stock, as described in the prospectus supplement. The prospectus supplement may also include some or all of the following terms:

  the title and type of the debt securities;

  any limit on the total principal amount of the debt securities;

  the date or dates on which the principal of the debt securities will be payable, or the method of determining or extending such date(s), and the amount or amounts of such principal payments;

  the date or dates from which any interest will accrue, or the method of determining such date(s);

  any interest rate or rates (which may be fixed or variable) that the debt securities will bear, or the method of determining or resetting such rate or rates, and the interest payment dates (if any) for the debt securities;

  the circumstances, if any, in which payments of principal, premium, if any, or interest on the debt securities may be deferred;

  the place or places where any principal, premium or interest payments may be made;

  any optional redemption or other early payment provisions, including the period(s) within which, the price(s) at which, the currency or currencies (including currency units) in which, and the terms and conditions upon which, Lithia may redeem or prepay the debt securities;

  any provisions obligating Lithia to repurchase or otherwise redeem the debt securities pursuant to sinking fund or analogous provisions, upon the occurrence of a specified event or at the holder's option;

  the denominations in which the debt securities are issuable;

  the amount of discount, if any, with which the debt securities will be issued;

  if other than U.S. dollars, the currency or currencies, composite currency or currencies or currency units of payment of principal, premium, if any, and interest on the debt securities or in which the debt securities are denominated;

  any index, formula or other method to be used for determining the amount of any payments on the debt securities;

  if other than the outstanding principal amount, the amount that will be payable if the maturity of the debt securities are accelerated, or the method of determining such amount;

  the person to whom any interest on the debt securities will be payable (if other than the registered holder of such debt securities on the applicable record date) and the manner in which it shall be payable;

  any changes to or additional events of default or covenants;

  any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

  any provisions for the payment of additional amounts on debt securities, including additional amounts on debt securities held by non-U.S. persons in respect of taxes or similar charges withheld or deducted, and for the optional redemption of the debt securities in lieu of paying such additional amounts;

  any provisions modifying the defeasance or covenant defeasance provisions that apply to the debt securities;

  appointment of any paying agent(s);

  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities, cash or property of Lithia or any other person and any changes to the indenture to permit or facilitate such conversion or exchange;

  the law governing the debt securities and the extent to which such other law governs; and

  any other special terms of the debt securities.

     You should keep in mind, however, that it is the debt securities and indenture agreement relating to the debt securities, and not the summaries in such prospectus supplement, which define your rights as a holder of such debt securities. You should carefully read these documents for a full description of the terms of such debt securities. A copy of the form of indenture agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of this document.

DESCRIPTION OF UNITS

     We may elect to offer, in one more series, units consisting of Class A common stock, preferred stock, warrants, one or more debt securities, stock purchase contracts and depositary shares in any combination in such amounts and in such numerous distinct series as we determine. When we offer to sell units, we will summarize in a prospectus supplement the particular terms of the units and the applicable unit agreement that we believe will be most important to your decision to invest in such units. The applicable prospectus supplement may describe:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  provisions of the governing unit agreement; and

  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

     You should keep in mind, however, that it is the units and unit agreement, and not the summaries in such prospectus supplement, which define your rights as a holder of such units. You should carefully read these documents for a full description of the terms of such units. A copy of the form of unit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of this document. Unless otherwise specified in the applicable prospectus supplement, unit and unit agreement, each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

     We may elect to offer, from time to time, stock purchase contracts, representing contracts obligating or entitling holders to purchase from us, and obligating or entitling us to sell to holders, a specific or varying number of shares of Class A common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contracts may obligate or entitle us to purchase from holders, and obligate or entitle holders to sell to us, a specific or varying number of shares of Class A common stock or preferred stock, or other securities, property or assets, at a future date or date. We may issue stock purchase contracts separately or as a part of units. When we offer to sell a series of stock purchase contracts, we will summarize in a prospectus supplement the particular terms of such series of stock purchase contracts that we believe will be most important to your decision to invest in such series. You should keep in mind, however, that it is the stock purchase contract and, if applicable, any related collateral arrangements and depositary arrangements, and not the summaries in such prospectus supplement, which define your rights as a holder of such series of stock purchase contracts. You should carefully read these documents for a full description of the terms of the stock purchase contracts. Forms of these documents will be filed with the SEC as exhibits to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The price per share of Class A common stock or preferred stock or the price of any other securities, property or assets, as the case may be, subject to any stock purchase contracts may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

     We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock (or a combination thereof), as the case may be. We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary, which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights. When we offer to sell depositary shares, we will summarize in a prospectus supplement the particular terms of such depositary shares and the applicable deposit agreement that we believe will be most important to your decision to invest in such depositary shares. You should keep in mind, however, that it is the depositary shares, the deposit agreement and the indenture (in the case of depositary shares representing fractional interests in debt securities), or our Restated Articles of Incorporation and Amended and Restated Bylaws (in the case of depositary shares representing fractional interests in preferred stock) and not the summaries in such prospectus supplement, which define your rights as a holder of such depositary shares. You should carefully read these documents for a full description of the terms of such depositary shares. A copy of the form of deposit agreement will be filed with the SEC as an exhibit to a report on Form 8-K or by a post-effective amendment to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of this document.

LEGAL MATTERS

     Roberts Kaplan LLP, Portland, Oregon will act as legal counsel to the company and pass upon the validity of securities registered. Counsel for any underwriters, dealers or agents will be identified in the applicable prospectus supplement.

EXPERTS

     The consolidated financial statements of Lithia Motors, Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

     Other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 (“Exchange Act”) in accordance with the Exchange Act and applicable SEC rules, we incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, as amended, after the date of this prospectus:

  Annual Report on Form 10-K for the year ended December 31, 2008, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2009 annual meeting of shareholders;

  Our definitive Proxy Statement in connection with our 2009 annual meeting of shareholders filed March 20, 2009;

  Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2009;

  Current Reports on Form 8-K filed April 8, May 6, May 29, June 11 and August 26, 2009; and

  The description of our common stock contained in our Form 8-A12B for Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, filed December 18, 1998, including any amendment or report filed to update such description.

     You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by emailing invest@lithia.com, or by writing to or calling us at the following address:

     Lithia Motors, Inc.
Investor Relations Dept.
360 E. Jackson Street
Medford, Oregon 97501
Telephone: (800) 866-9213

PROSPECTUS

LITHIA MOTORS, INC.

Class A Common Stock
Preferred Stock
Warrants
Debt Securities
Units
Stock Purchase Contracts
Depositary Shares

August 27, 2009

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Amount
SEC registration fee*	$5,580
Legal fees and expenses	$100,000
Accounting fees and expenses	$50,000
Fees of securities registrar	$5,000
Printing fees	$5,000
Listing fees and expenses	$40,000
Fees and Expenses of Trustee	$10,000
Underwriters reimbursable expenses	$10,000
Miscellaneous	$10,000

Total	$235,580

*Actual expenses; all other expenses are estimates.

Item 15. Indemnification of Directors and Officers.

     As an Oregon corporation, Lithia is subject to the provisions of the Oregon Business Corporation Act (the “OBCA”). The OBCA permits a corporation to indemnify an individual who is made a party to a proceeding because such individual is or was a director of the corporation against liability incurred in the proceeding if:

  his or her conduct was in good faith;

  he or she reasonably believed that his or her conduct was in the corporation’s best interest, or at least not opposed to the corporation’s best interests; and

  in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

     Unless a corporation’s articles of incorporation provide otherwise, indemnification is mandatory if the director is wholly successful on the merits or otherwise in such a proceeding, or if a court of competent jurisdiction orders the corporation to indemnify the director. Lithia’s Restated Articles of Incorporation do not limit the statutory right to indemnification.

     Under the OBCA, a corporation may not, however, indemnify the individual if the individual was adjudged liable:

  to the corporation in a proceeding by or in the right of the corporation; or

  in any proceeding charging improper personal benefit on the basis that he or she improperly received a personal benefit.

     Lithia’s Restated Articles of Incorporation provide that we will indemnify our directors and officers against reasonable expenses (including attorney fees), judgments, fines, penalties, excise taxes or settlement payments incurred or suffered by reason of service as a director or officer or at Lithia’s request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In addition, Lithia has entered into an indemnity agreement with each of its directors and officers that provides each of them with the maximum possible indemnity protection permitted by law.

     The OBCA also provides that a corporation’s articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

  any breach of the directors’ duty of loyalty to the corporation or its shareholders;

  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  any unlawful distribution; or

  any transaction from which the director derived an improper personal benefit.

     Lithia’s Restated Articles of Incorporation limit monetary liability of our directors for their conduct as directors to the fullest extent permitted under the OBCA. These provisions do not limit Lithia’s rights, or any shareholder’s rights, to seek non-monetary relief, and do not affect a director’s or officer’s responsibilities under other laws such as federal or state securities laws. If the OBCA is amended to further limit the directors’ liability, Lithia’s Restated Articles of Incorporation would incorporate such amendment on its effective date.

Lithia also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Name
1.1	Form of Underwriting Agreement**
1.2	Form of Selling Agency Agreement**
3.1	Restated Articles of Incorporation of Lithia Motors, Inc., as amended May 13, 1999
(incorporated by reference to the Registrant’s Form 10-K for the year ended December 31,
1999 as filed with the SEC on March 30, 2000)
3.2	Amended and Restated Bylaws of Lithia Motors, Inc. (Corrected) (incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 16, 2009)
4.1	Specimen Common Stock certificate (incorporated by reference to the Registrant’s
Registration Statement on Form S-1, Registration Statement No. 333-14031, as declared effective by the Securities Exchange Commission on December 18, 1996)
5.1	Opinion of Roberts Kaplan LLP**
12.1	Computation of Ratio of Earnings to Combined Fixed Charges*
23.1	Consent of KPMG LLP*
23.2	Consent of Roberts Kaplan LLP (included in 5.1)**
24	Powers of Attorney (included on signature page)
25	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of
Trustee for the Indenture***

*	Filed herewith
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K filed by Lithia
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.

Item 17. Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

               (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

               (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Lithia’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, Lithia Motors, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on August 27, 2009.

LITHIA MOTORS, INC.

By:	/s/ Sidney B. DeBoer
Sidney B. DeBoer, Chairman of the Board and CEO

POWER OF ATTORNEY

     Each person whose signature appears below appoints Sidney B. DeBoer and Jeffrey B. DeBoer, and each of them, with power of substitution, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	/s/ Sidney B. DeBoer	Date: August 27, 2009
Sidney B. DeBoer, Chairman of the Board and CEO
(Principal Executive Officer)

By:	/s/ Jeffrey B. DeBoer	Date: August 27, 2009
Jeffrey B. DeBoer, Senior Vice President and CFO
(Principal Financial and Accounting Officer)

By:	/s/ Thomas Becker	Date: August 27, 2009
Thomas Becker, Director

By:	/s/ Bryan B. DeBoer	Date: August 27, 2009
Bryan B. DeBoer, Director

By:	/s/ William L. Glick	Date: August 27, 2009
William L. Glick, Director

By:	/s/ Susan O. Cain	Date: August 27, 2009
Susan O. Cain, Director

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Exhibit Name
1.1	Form of Underwriting Agreement**
1.2	Form of Selling Agency Agreement**
3.1	Restated Articles of Incorporation of Lithia Motors, Inc., as amended May 13, 1999
(incorporated by reference to the Registrant’s Form 10-K for the year ended December 31,
1999 as filed with the SEC on March 30, 2000)
3.2	Amended and Restated Bylaws of Lithia Motors, Inc. (Corrected) (incorporated by reference to the Registrant’s Form 10-K for the year ended December 31, 2008 as filed with the SEC on March 16, 2009)
4.1	Specimen Common Stock certificate (incorporated by reference to the Registrant’s
Registration Statement on Form S-1, Registration Statement No. 333-14031, as declared effective by the Securities Exchange Commission on December 18, 1996)
5.1	Opinion of Roberts Kaplan LLP**
12.1	Computation of Ratio of Earnings to Combined Fixed Charges*
23.1	Consent of KPMG LLP*
23.2	Consent of Roberts Kaplan LLP (included in 5.1)**
24	Powers of Attorney (included on signature page)
25	Form T-1 Statement of Eligibility and Qualification Under Trust Indenture Act of 1939 of
Trustee for the Indenture***

*	Filed herewith
**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K filed by Lithia
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 promulgated thereunder.